UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  11/24/2004

NYMEX Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  333-30332

DE	13-4098266
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

One North End Avenue World Financial Center
New York , NY 10282-1101
(Address of Principal Executive Offices, Including Zip Code)

(212) 299-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 23, 2004, the Chairman of NYMEX Holdings, Inc. and New York Mercantile Exchange, Inc. (collectively, the "Company") executed, on behalf of the Company, an employment agreement (the "Agreement"), dated as of August 2, 2004, by and between the Company and James E. Newsome. Dr. Newsome has been the President of the Company since August 2, 2004. The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K/A.

On July 9, 2004, the Company filed a Current Report on Form 8-K in which it announced that Dr. James E. Newsome accepted the position of President of the Company, effective August 2, 2004. At the time of such filing, Dr. Newsome had not yet executed the Agreement.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

NYMEX Holdings, Inc.

Date: November 24, 2004.	By:	/s/ Mitchell Steinhause
Mitchell Steinhause
Chairman

Exhibit Index

Exhibit No.	Description
EX-10.1	Employment Agreement